As filed with the United States Securities and Exchange Commission on September 3, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-0904275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10910 Domain Drive, Suite 300 Austin, Texas 78758	20814
(Address of principal executive offices)	(Zip Code)

Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan

(Full title of plan)

Thomas E. Hartman

Vice President & General Counsel

Hanger Orthopedic Group, Inc.

10910 Domain Drive, Suite 300

Austin, Texas 78758

(512) 777-3740

(Name, address and telephone number of agent for service)

Copy to: Jessica Lochmann Allen, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 297-4900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	2,450,000 shares (3)	$13.18	$26,360,000.00	$1,879.47

(1)           In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional shares of Common Stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2010 Omnibus Incentive Plan.

(2)           The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on August 31, 2010 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.  The filing fee relates to the registration of 2,000,000 shares of common stock authorized for issuance under the 2010 Omnibus Incentive Plan.  The filing fee relating to 450,000 shares was previously paid by the Company upon its filing of its Registration Statement on Form S-8 (Reg. No. 333-135433).

(3)           Of the 2,450,000 shares, 450,000 shares were registered on Form S-8 (Reg. No. 333-135433) as filed by the Company on June 29, 2006.  Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement is deemed to include such previously registered shares and such prior Registration Statement.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  The documents constituting Part I of this Registration Statement will be sent or given to participants in the Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by Hanger Orthopedic Group, Inc. (the “Company” or “Registrant”) (SEC File No. 1-10670) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and deemed to be a part hereof:

1.             The Company’s Annual Report on Form 10-K for the year ended December 31, 2009;

2.             The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

3.             The Company’s Proxy Statement, dated April 2, 2010;

4.             The Company’s Current Reports on Form 8-K, dated January 12, 2010 (to the extent filed with the SEC), May 13, 2010, and June 10, 2009 (as filed with the SEC on July 8, 2010, as amended by that certain Current Report on Form 8-K/A filed with the SEC on July 28, 2010); and

5.             The description of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), contained in the Company’s Registration Statement on Form 8-A, as filed on December 14, 1990 under Section 12(b) of the Exchange Act.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

In its certificate of incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney’s fees) that such officer or director actually and reasonably incurred.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 2, 2010).

4.2	Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988).

4.3

Certificate of Amendment of the Company’s Certificate of Incorporation (which, among other things, changed the Company’s corporate name from Sequel Corporation to Hanger Orthopedic Group, Inc.), as filed on August 11, 1989 with the Office of the Secretary of State of Delaware (Incorporated herein by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K dated February 13, 1990).

4.4

Certificate of Agreement of Merger of Sequel Corporation and Delaware Sequel Corporation (Incorporated herein by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988).

4.5

Certificate of Ownership and Merger of Hanger Acquisition Corporation and J. E. Hanger, Inc. as filed with the Office of the Secretary of the State of Delaware on April 11, 1989 (Incorporated herein by reference to Exhibit 2(f) to the Company’s Current Report on Form 8-K dated May 15, 1989).

4.6

Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on September 16, 1999 (Incorporated herein by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

4.7	Amended and Restated By-Laws of the Company (Incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008).

4.8	Form of Restricted Stock Agreement for Non-Employee Directors (Incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.9	Form of Restricted Stock Agreement for Executives (Incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.10	Form of Restricted Stock Agreement for Employees (Incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.11

Form of Non-Employee Director Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.12	Form of Executive Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.13	Form of Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

5	Opinion of Foley & Lardner LLP.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Foley & Lardner LLP (Included in Exhibit 5 hereto).

24	Powers of Attorney (Included on the signature page to this Registration Statement).

Item 9.    Undertakings.

(a)           The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company, and (iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)           The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 3rd day of September, 2010.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas F. Kirk
Thomas F. Kirk
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS F. KIRK and/or GEORGE E. MCHENRY and/or THOMAS E. HARTMAN as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

President and Chief Executive
/s/ Thomas F. Kirk	Officer, Director
Thomas F. Kirk	(Principal Executive Officer)	September 3, 2010

Executive Vice President and Chief
/s/ George E. McHenry	Financial Officer	September 3, 2010
George E. McHenry	(Principal Financial Officer)

Vice President of Finance
/s/ Thomas C. Hofmeister	(Chief Accounting Officer)	September 3, 2010
Thomas C. Hofmeister

[Signature Page to S-8 Registration Statement]

Signature	Title	Date

/s/ Ivan R. Sabel	Chairman and Director	September 3, 2010
Ivan R. Sabel, CPO

/s/ Thomas F. Cooper	Director	September 3, 2010
Thomas P. Cooper, M.D.

/s/ Cynthia L. Feldmann	Director	September 3, 2010
Cynthia L. Feldmann, CPA

/s/ Eric Green	Director	September 3, 2010
Eric Green

/s/ Stephen Hare	Director	September 3, 2010
Stephen Hare

/s/ Isaac Kaufman	Director	September 3, 2010
Isaac Kaufman

/s/ Peter Neff	Director	September 3, 2010
Peter Neff

/s/ Bennett Rosenthal	Director	September 3, 2010
Bennett Rosenthal

[Signature Page to S-8 Registration Statement]

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Hanger Orthopedic Group, Inc. 2010 Omnibus Incentive Plan (Incorporated by reference to Annex A to the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 2, 2010).

4.2	Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988).

4.3

Certificate of Amendment of the Company’s Certificate of Incorporation (which, among other things, changed the Company’s corporate name from Sequel Corporation to Hanger Orthopedic Group, Inc.), as filed on August 11, 1989 with the Office of the Secretary of State of Delaware (Incorporated herein by reference to Exhibit 3(b) to the Company’s Current Report on Form 8-K dated February 13, 1990).

4.4

Certificate of Agreement of Merger of Sequel Corporation and Delaware Sequel Corporation (Incorporated herein by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1988).

4.5

Certificate of Ownership and Merger of Hanger Acquisition Corporation and J. E. Hanger, Inc. as filed with the Office of the Secretary of the State of Delaware on April 11, 1989 (Incorporated herein by reference to Exhibit 2(f) to the Company’s Current Report on Form 8-K dated May 15, 1989).

4.6

Certificate of Amendment to Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on September 16, 1999 (Incorporated herein by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

4.7	Amended and Restated By-Laws of the Company (Incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008).

4.8	Form of Restricted Stock Agreement for Non-Employee Directors (Incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.9	Form of Restricted Stock Agreement for Executives (Incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.10	Form of Restricted Stock Agreement for Employees (Incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.11

Form of Non-Employee Director Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.12	Form of Executive Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.13	Form of Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

5	Opinion of Foley & Lardner LLP.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Foley & Lardner LLP (Included in Exhibit 5 hereto).

24	Powers of Attorney (Included on the signature page to this Registration Statement).